                                EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 24, 1997, by and between Robert J. Stephens (the "Executive") and Colorado Gaming & Entertainment Co., a Delaware corporation (the "Company").

                                  R E C I T A L S:

     A. The Company desires to retain the services of the Executive as its Vice President of Finance, and the Executive is willing to serve in such capacity on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements contained herein, the Company and the Executive do hereby agree as follows:

     1. EMPLOYMENT AND DUTIES. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to employ the Executive during the Employment Period (as hereinafter defined) as its Vice President of Finance to perform such duties and responsibilities as are customarily assigned to such position and such other duties and responsibilities not inconsistent therewith as may be assigned to the Executive from time to time by the President of the Company.

     2.   PERFORMANCE.

          (a)  GENERAL.  The Executive accepts the employment described in
SECTION 1 of this Agreement and agrees to devote substantially all of his working time and efforts to the faithful and diligent performance of the services described therein; provided, however, that the Executive may participate in charitable activities and may, subject to SECTION 15 hereof, participate in holding investments and in businesses owned by members of the Executive's family, provided that such participation does not have an adverse impact on the Executive's performance of his duties for the Company.

          (b) CONDUCT. The Executive agrees that he will conduct his activities, and will cause any activities conducted on his behalf, to be conducted in a lawful manner and specifically will not engage in the following transactions:

               (i) make payment or offers of payment, directly or indirectly, to any domestic or foreign government official or employee in order to obtain business, retain business or direct business to others, or for the purpose of inducing such government official or employee to fail to perform or to perform improperly his official functions;

               (ii) receive, pay or offer anything of value, directly or indirectly, from or to any private party in the form of a commercial bribe, influence payment or kickback for any such purpose; or

               (iii) use, directly or indirectly, any funds or other assets of the Company for any unlawful purpose, including, without limitation, political contributions in violation of applicable law.

     3. TERM. The term of employment under this Agreement shall commence on March 24, 1997 (the "Commencement Date") and shall remain in effect for a period ending on June 7, 1999, (such date and the last day of any extended term of employment pursuant to this SECTION 3 being referred to as the "Termination Date"), unless sooner terminated hereunder (the "Employment Period"). The Employment Period shall be automatically renewed on the then current Termination Date for successive one (1) year periods unless terminated by either the Executive or the Company by giving written notice of termination ninety (90) days in advance of the then current Termination Date.

     4.   COMPENSATION.

          (a) BASE SALARY. As base salary hereunder ("Base Salary"), the Company agrees to pay, during the Employment Period, a salary at an initial rate of Eighty Thousand Dollars ($80,000) per annum, payable in the manner and frequency in which the Company's payroll is customarily paid. The Company and the Executive agree that the Base Salary shall be subject to review at least annually, but may not be reduced without the Executive's prior written consent.

          (b) MANAGEMENT INCENTIVE PLANS. The Executive shall be a participant in the Company's previously adopted (i) Cash Bonus Plan, to such degree and at such level as approved by the Compensation Committee of the Board of Directors in their sole discretion, and (ii) the Management Incentive and Non-Employee Director Stock Plan at a level such that the Executive will be entitled to an award of 6.67% of the shares of stock of the Company subject to award under such plan.

          (c) VACATION AND SICK LEAVE. The Executive shall be entitled to vacation and sick leave in accordance with the Company's policies for senior executive employees.

          (d) DISABILITY. If at any time during the Employment Period the Executive is substantially unable to perform his duties hereunder by reason of illness, accident or other disability (as confirmed by competent medical evidence) ("Temporary Disability"), the Executive shall continue to be treated as an employee hereunder for all purposes and be entitled to receive periodic payments of Base Salary to which he would otherwise be entitled pursuant to
SECTION 4(a) of this Agreement for at least the lesser of the balance of the Employment Period or the period of such Temporary Disability. If such disability is expected to last for a period of more than six (6) months (as confirmed by competent medical evidence) ("Permanent Disability"), the Executive shall continue to be treated as an employee hereunder for all purposes and be entitled to receive periodic payments of Base Salary to which he would otherwise be entitled pursuant to SECTION 4(a) of this Agreement for at least the lesser of the remaining balance of the Employment Period or six (6) months. Any payments under any long term disability plan maintained by the Company shall be an offset against any payments to the Executive hereunder.

          (e) DEATH. In the event of the death of the Executive during the Employment Period, his designated successors shall be entitled to receive, as a survivor's benefit, the periodic payments of Base Salary that would otherwise be payable to the Executive pursuant to SECTION 4(a) of this Agreement by reason of his employment for the lesser of the balance of the Employment Period or six (6) weeks. In the event of the Executive's death, the Company will use its best efforts to advance up to three (3) months Base Salary to the Executive's beneficiaries of any life insurance provided pursuant to SECTION 4(f) hereof, provided that such advances are to be repaid by such beneficiaries upon receiving such insurance proceeds.

          (f)  OTHER BENEFITS.

               (i) GENERAL. Except as otherwise specifically provided herein, during the Employment Period, the Employee shall be eligible for all non-wage benefits the Company provides generally for its senior executives, including retirement, medical, life insurance and long term disability benefits. The Company reserves the right to alter, amend or terminate its standard benefit programs for senior executives and to alter or amend coverages thereunder.

               (ii) LEGAL COUNSEL. During the term of the Agreement, the Company agrees to pay for the reasonable costs of the Executive's legal counsel in circumstances where legal representation for the Executive is necessary or appropriate with regard to actions taken by the Executive in his capacity as an officer of the Company.

     5. BUSINESS EXPENSES--REIMBURSEMENT. The Company shall reimburse the Executive for the reasonable, ordinary and necessary business expenses incurred by him in connection with the performance of his duties hereunder, including, but not limited to, ordinary and necessary travel expenses and entertainment expenses and car phone expenses. In addition, the Company shall reimburse the Executive the full cost of obtaining and


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continuing any licenses which must be obtained or continued by the Executive due to his employment by the Company. The Executive shall provide the Company with an accounting of his expenses, which accounting shall clearly reflect which expenses are reimbursable by the Company. The Executive shall provide the Company with such other supporting documentation and other substantiation of reimbursable expenses as will conform to Internal Revenue Service or other requirements. All such reimbursements shall be payable by the Company to the Executive within a reasonable time after receipt by the Company of appropriate documentation therefor; provided, however, the Company shall have no obligation to reimburse any expense for which appropriate and customary back-up documentation is not provided within sixty (60) days following accrual of the obligation in question.

     6.   TERMINATION.

          (a) TERMINATION FOR JUST CAUSE. The Company shall have the option to terminate the employment of the Executive hereunder, effective upon the effective date set forth in written notice of such termination to the Executive, for Just Cause. For purposes of this Agreement, the term "Just Cause" shall mean the occurrence of any one or more of the following events: (i) the material breach by the Executive of his covenants under this Agreement, and the failure by the Executive to promptly cure the breach or failure of performance upon written notice thereof from the Company; (ii) the Executive's willful refusal to perform, or his substantial neglect of, the duties assigned to the Executive pursuant to SECTION 1 hereof, and the failure by the Executive to promptly cure the breach or failure of performance upon written notice thereof from the Company; (iii) the commission by the Executive of theft or embezzlement of Company property or other acts of dishonesty relating to his employment; (iv) the commission by the Executive of a crime resulting in injury to the business, property or reputation of the Company or any affiliate of the Company or commission of other significant activities harmful to the business or reputation of the Company or any affiliate of the Company; (v) any significant violation of any statutory or common law duty of loyalty to the Company; (vi) failure of the Executive to comply with any provision of the gaming or liquor laws of Colorado or any other jurisdiction in which the Company or any affiliate conducts operations or is applying for a gaming or liquor license or failure of the Executive to comply with any rule or regulation of any administrative body having jurisdiction, which may materially and negatively affect the gaming or liquor license of the Executive or the Company or any affiliate of the Company; or (vii) the failure of the Executive to obtain or retain any permit, license or approval required by any governmental authority and such failure is not the result of any negligence or omission by the Company. A termination of employment of the Executive for Just Cause shall be effectuated by giving the Executive written notice of the termination setting forth in reasonable detail the specific conduct of the Executive that constitutes Just Cause and the specific provision(s) of this Agreement on which the Company relies, and shall be given within ninety (90) days of the date on which the Company first acquires knowledge of occurrence of the conduct giving rise to the Just Cause. Upon termination of the Executive for Just Cause, the Company shall pay the Executive the unpaid portion of Base Salary attributable to periods up to and including the effective date of such termination and any other amounts to which the Executive may be entitled under any benefit plan maintained by the Company or as otherwise may be provided by law, and the Executive shall not be entitled to any severance benefits pursuant to SECTION 10 hereof and all obligations of the Company hereunder shall cease.

          (b) TERMINATION UPON DEATH. This Agreement shall automatically terminate upon the death of the Executive and, other than as may be provided in
SECTION 4 hereof or under any benefit plan maintained by the Company or as otherwise may be provided by law, the Company shall have no obligation to make, and the Executive's estate or successors shall have no right to receive, any further compensation or payments of any kind.

          (c) TERMINATION UPON DISABILITY. The Company may terminate this Agreement upon the Permanent Disability of the Executive at the end of the period for which the Executive is entitled to receive Base Salary pursuant to
SECTION 4(d) hereof. Thereafter, the Company shall be obligated to pay only the amounts set forth in SECTION 4 of this Agreement or as to which the Executive may be entitled under any benefit plan maintained by the Company or as may otherwise be provided by law.

          (d) TERMINATION WITHOUT JUST CAUSE. The Company shall have the option to terminate the Employment Period at any time by thirty (30) days prior written notice to the Executive. If none of the circumstances allowing termination pursuant to SECTION 6(a), (b) AND (c) exist on the date such notice is given, such


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termination shall be deemed to have been a termination without Just Cause and the Executive shall be entitled to the unpaid portion of his Base Salary attributable to periods up to and including the effective date of such termination, to any other amounts to which the Executive may be entitled under any benefit plan maintained by the Company or as otherwise may be provided by law, and the Executive shall be entitled to receive the severance benefits described in SECTION 10 hereof.

     7.   TERMINATION BY EXECUTIVE.

          (a) TERMINATION FOR GOOD REASON. The Executive shall have the option to terminate his employment with the Company, effective upon the effective date set forth in written notice of such termination to the Company, for "Good Reason". For purposes of this Agreement, Good Reason shall mean the occurrence of any one or more of the following events: (i) the assignment to the Executive of any duties inconsistent in any material respect with the duties described in SECTION 1 hereof, or any other action by the Company that results in an intentional diminution of the Executive's position, authority, duties or responsibilities, and (ii) any material breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive. A Termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies, and shall be given within sixty (60) days of the event giving rise to the Good Reason. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when such notice is given, unless the notice sets forth an alternate date (which date shall in no event be later than thirty (30) days after the notice is given). Upon termination by the Executive for Good Reason, the Executive shall be entitled to the unpaid portion of Base Salary attributable to periods up to and including the effective date of such termination, to any other amounts to which the Executive may be entitled under any benefit plan maintained by the Company or as otherwise may be provided by law, and the Executive shall be entitled to receive the severance benefits described in SECTION 10 hereof.

          (b) TERMINATION WITHOUT GOOD REASON. The Executive shall have the option to terminate his employment with the Company at any time after the first anniversary of this Agreement, upon thirty (30) days prior written notice to the Company. If none of the circumstances constituting Good Reason exists on the date such notice is given, the Executive shall be entitled to the unpaid portion of his Base Salary attributable to periods up to and including the effective date of such termination and any other amounts to which the Executive may be entitled under any benefit plan maintained by the Company or as otherwise may be provided by law, and the Executive shall not be entitled to any severance benefits pursuant to SECTION 10 hereof.

     8. SURRENDER OF PROPERTIES. Upon termination of the Executive's employment with the Company, regardless of the cause therefor, the Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, the employee shall surrender to the Company any and all sales materials, lists of customers and prospective customers, price lists, files, records, models, or other materials and information of or pertaining to the Company or its customers or prospective customers or the products, business and operations of the Company.

     9. CONTINUATION OF INSURANCE. If, following notice of termination given by the Company pursuant to SECTION 6(d) of this Agreement, the Executive is unable to arrange alternate employment before the stated effective date of such termination, the Company shall, at the Company's expense, continue the Executive's medical, disability and life insurance coverage for a period extending one hundred and twenty (120) days following the effective date of termination or until the Executive secures alternate employment, whichever date occurs first, and such period shall be credited against any period for which the Company is otherwise obligated to make such benefits available to the Executive under Section 480-B of the Internal Revenue Code of 1986, as amended, or any similar provision of law.

     10. SEVERANCE PAY. Notwithstanding any other provision of this Agreement, if the Employment Period is terminated by the Company or any successor of the Company pursuant to SECTION 6(d) hereof, or by the Executive pursuant to SECTION 7(a) hereof, the Company shall pay the Executive a severance


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benefit equal to the Executive's Base Salary for the remaining Employment
Period at the annual rate in effect immediately prior to such termination. Any payment required pursuant to this SECTION 10 shall be made within thirty
(30) days following the termination date.

     11. INDEMNIFICATION. The Executive shall indemnify the Company and hold it harmless from and against any and all loss, damage and expense (including reasonable attorneys' fees and disbursements) arising out of any claim or threat of claim against the Executive or the Company resulting from or in any way related to the Executive's relationship with any previous employer, including any claim of breach of contract, interference with contract or breach or impairment of a real or claimed legally protected right of such previous employer.

     12. CONFIDENTIALITY OF INFORMATION; DUTY OF NON-DISCLOSURE. The Executive acknowledges and agrees that his employment by the Company under this Agreement necessarily involves his understanding of, and access to, certain trade secrets and confidential information pertaining to the business of the Company. Accordingly, the Executive agrees that except as may be required in the reasonable performance of his duties hereunder, he will not, directly or indirectly, without the express prior written consent of the Company, disclose to or use for the benefit of any person, corporation or other entity, or for himself, any and all files, trade secrets or other confidential information concerning the internal affairs of the Company, including, but not limited to, information pertaining to its clients, services, products, earnings, finances, operations, methods or other activities; provided, however, that the foregoing shall not apply to information which is of public record or is generally known, disclosed or available to the general public or the industry generally or was known by the Executive prior to his employment under this Agreement. Further, the Executive agrees that he shall not, directly or indirectly, remove or retain, without the express prior written consent of the Company, and upon termination of this Agreement for any reason shall return to the Company, any figures, calculations, letters, papers, records, computer disks, computer print-outs, lists, documents, instruments, drawings, designs, programs, brochures, sales literature, or any copies thereof, or any information or instruments derived therefrom, or any other similar information of any type or description, however such information might be obtained or recorded, arising out of or in any way relating to the business of the Company or obtained as a result of his employment by the Company. The Executive acknowledges that all of the foregoing are proprietary information, and are the exclusive property of the Company. The covenants contained in this
SECTION 12 shall survive the termination of this Agreement.

     13.  ENFORCEMENT.

          (a) Upon presentation of a claim or claims (collectively, "Claims") arising out of or relating to this Agreement, or the breach hereof, by an aggrieved party, the other party shall have thirty (30) days in which to make such inquiries of the aggrieved party and conduct such investigations as it believes reasonably necessary to determine the validity of the Claims. At the end of such period of investigation, the complained of party shall either pay the amount of the Claims or the arbitration proceeding described immediately below shall be invoked.

          (b) In the event that the Claims are not settled by the procedure set forth immediately above, the Claims shall be submitted to arbitration conducted in accordance with the Commercial Arbitration Rules ("Rules") of the American Arbitration Association ("AAA") except as amplified or otherwise varied hereby.

          (c) The parties shall submit the dispute to the Denver regional office of the AAA and the situs of the arbitration shall be Denver County, Colorado.

          (d) The arbitration shall be conducted by a single arbitrator. The parties shall appoint the single arbitrator to arbitrate the dispute within ten
(10) business days of the submission of the dispute. In the absence of agreement as to the identity of the single arbitrator to arbitrate the dispute within such time, the AAA is authorized to appoint an arbitrator in accordance with the Rules, except that the arbitrator shall have as his principal place of business the Denver metropolitan area.

          (e) The single arbitrator selected by the AAA shall be an attorney or accountant licensed to practice by the State of Colorado.


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          (f)  Notwithstanding anything in the Rules to the contrary, the arbitration award shall be made in accordance with the following procedure:
Each party shall, at the commencement of the arbitration hearing, submit an initial statement of the amount each party proposes be selected by the arbitrator as the arbitration award ("Settlement Amount"). During the course of the arbitration, each party may vary its proposed Settlement Amount. At the end of the arbitration hearing, each party shall submit to the arbitrator its final Settlement Amount ("Final Settlement Amount"), and the arbitrator shall be required to select either one or the other Final Settlement Amounts as the arbitration award without discretion to select any other amount as the award. The arbitration award shall be paid within ten (10) business days after the award has been made, together with interest from the date of award at the rate of eight percent (8%). Judgment upon the award may be entered in any federal or state court having jurisdiction over the parties.

     14. COSTS OF ENFORCEMENT. In the event of any suit or proceeding seeking to enforce the terms, covenants or conditions of this Agreement, the prevailing party shall, in addition to all other remedies and relief that may be available under this Agreement or applicable law, recover his or its reasonable attorneys' fees and costs as shall be determined and awarded by the arbitrator or court, as the case may be.

     15. COMPETING INTEREST. During the Employment Period, the Executive shall not, without the prior written consent of the Company, engage in any other business activity that competes with or is of a nature similar to that of the Company for gain, profit or other pecuniary advantage or engage in or in any manner be connected or concerned, directly or indirectly, whether as an officer, director, stockholder, partner, owner, executive, consultant, creditor or otherwise, with the operation, management or conduct of any business that competes with or is of a nature similar to that of the Company; provided, however, that this SECTION 15 shall not prohibit the Executive from owning up to one percent (1%) of the publicly traded shares of any entity.

     16. NONCOMPETE CLAUSE. If the Employment Period is terminated by the Company for Just Cause pursuant to SECTION 6(a) hereof, or voluntarily by the Executive pursuant to SECTION 7(b) hereof, the Executive will be prohibited from accepting employment with, and shall not in any manner be connected or concerned, whether directly or indirectly, whether as an officer, director, stockholder, partner, owner, executive, consultant, creditor or otherwise, with the operation, management or conduct of any business having gaming operations in any state or other jurisdiction in which the Company has gaming operations immediately prior to the date of the Executive's termination of employment, for a period beginning on the date of the Executive's termination of employment and ending on the then current Termination Date.

     17.  GENERAL PROVISIONS.

          (a) GOODWILL. The Company has invested substantial time and money in the development of its products, services, territories, advertising and marketing thereof, soliciting clients and creating goodwill. By accepting employment with the Company, the Executive acknowledges that the customers are the customers of the Company, and that any goodwill created by the Executive belongs to and shall inure to the benefit of the Company.

          (b) NOTICES. Any notice required or permitted hereunder shall be made in writing (i) either by actual delivery of the notice into the hands of the party thereunder entitled, or (ii) by the mailing of the notice in the United States mail, certified or registered mail, return receipt requested, all postage prepaid and addressed to the party to whom the notice is to be given at the party's respective address set forth below, or such other address as the parties may from time to time designate by written notice as herein provided.

     As addressed to the Company:

          Colorado Gaming & Entertainment Co.
          12596 West Bayaud Avenue, Suite 450
          Lakewood, Colorado  80228


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     With a copy to:

          Leboeuf, Lamb, Greene & MacRae L.L.P.
          633 Seventeenth Street, Suite 2800
          Denver, Colorado  80202
          Attention: Thomas J. Moore

          As addressed to the Executive:

     Robert J. Stephens
     1312 So. Gaylord
     Denver, Colorado  80210

The notice shall be deemed to be received in case (i) on the date of its actual receipt by the party entitled thereto, and in case (ii) on the third (3rd) business day following the date of its mailing.

          (c) AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be valid or binding upon the Company unless made in writing and signed by an officer of the Company duly authorized by the Board of Directors or upon the Executive unless made in writing and signed by him. The waiver by the Company of the breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him.

          (d) ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the Executive's duties and compensation as an executive of the Company, and there are no representations, warranties, agreements or commitments between the parties hereto with respect to his employment except as set forth herein.

          (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Colorado.

          (f) SEVERABILITY. If any provision of this Agreement shall, for any reason, be held unenforceable, such provision shall be severed from this Agreement unless, as a result of such severance, the Agreement fails to reflect the basic intent of the parties. If the Agreement continues to reflect the basic intent of the parties, then the invalidity of such specific provision shall not affect the enforceability of any other provision herein, and the remaining provisions shall remain in full force and effect.

          (g) ASSIGNMENT. The Executive may not under any circumstances delegate any of his rights and obligations hereunder without first obtaining the express prior written consent of the Company. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole or in part, to be binding upon and inure to the benefit of any subsidiary or successor of the Company, but any such transfer or assignment shall not relieve the Company of its obligations under this Agreement to the extent that an assignee does not fulfill such obligations.


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

     IN WITNESS WHEREOF, this Agreement is entered into on the day and year first above written.

                                       COMPANY:

                                       COLORADO GAMING & ENTERTAINMENT CO.


                                       By: /s/ Stephen J. Szapor, Jr.
                                          -----------------------------------
                                       Its: President
                                          -----------------------------------

                                       EXECUTIVE:

                                       /s/ ROBERT J. STEPHENS
                                       -----------------------------------
                                       ROBERT J. STEPHENS








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